Exhibit 32.1

CERTIFICATE OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER

The undersigned, Ronald J. Mittelstaedt and Worthing F. Jackman, being the duly elected and acting Chief Executive Officer and Chief Financial Officer, respectively, of Waste Connections, Inc., a Delaware corporation (the “Company”), hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the annual report of the Company on Form 10-K for the year ended December 31, 2006, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 13, 2007	By: /s/ Ronald J. Mittelstaedt
Ronald J. Mittelstaedt Chief Executive Officer

Date: February 13, 2007	By: /s/ Worthing F. Jackman
Worthing F. Jackman Executive Vice President and Chief Financial Officer